Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the filing of the Annual Report on Form 20-F for the year ended April 30, 2023 (the “Report”) by Pixie Dust Technologies, Inc. (the “Company”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350:

(1) the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 16, 2023	/s/ Yoichi Ochiai
Name: Yoichi Ochiai
Title: Chief Executive Officer